                                                                 Exhibit 10.2

                            REDEMPTION AND LEASE AGREEMENT

          REDEMPTION AND LEASE AGREEMENT (this "Agreement"), dated as of the 23rd day of March, 1999, by and between STEINWAY, INC., a Delaware corporation, having an address at One Steinway Place, Long Island City, New York 11105 ("Steinway"), and 111 WEST 57TH STREET ASSOCIATES, L.P., a New York limited partnership, having an office c/o Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830(the "Partnership").

                                W I T N E S S E T H :

          WHEREAS, simultaneously herewith, Steinway has entered into a certain Partnership Interest Purchase Agreement (the "Purchase Agreement") with NI REPROMA INC. ("MP") and MANHATTAN 57TH STREET ASSOCIATES ("NP"), collectively, as seller ("Seller"), pursuant to which Steinway has agreed to purchase Seller's interest in the Partnership, consisting of MP's 0.2495% interest as a general partner in the Partnership (the "Seller GP Interest") and NP's 49.401% interest as a limited partner in the Partnership (the "Seller LP Interest", and, together with the Seller GP Interest, the "Interest"), on the terms and conditions set forth therein; and

          WHEREAS, the Partnership is the owner of, INTER ALIA, the fee interest in certain real property known by the street address of 111 West 57th Street, New York, New York, as more particularly described in EXHIBIT "A" attached hereto and made a part hereof (the Partnership's interest in such real property being referred to herein as the "Property"); and

          WHEREAS, simultaneously with the consummation of Steinway's purchase of the Interest pursuant to the Purchase Agreement, the Partnership desires to
(i) redeem the Interest in exchange for the Partnership conveying to Steinway fee title to the buildings and improvements situated on the Property (the "Improvements"), but expressly reserving unto the Partnership fee title to the land upon which the Improvements are situated (the "Land"), (ii) enter into a ground lease with Steinway with respect to the Land, (iii) enter into a master lease with Steinway for the Land and the Improvements, and (iv) extend the term of Steinway's existing space lease for a portion of the Property (the "Steinway Space Lease") to December 31, 2008, in each case on the terms and subject to the conditions set forth herein; and

          WHEREAS, Steinway desires to accomplish such redemption and lease transactions, in each case on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the mutual receipt and legal sufficiency of which the parties hereto hereby acknowledge, the Partnership and Steinway hereby agree as follows:

          1.  REDEMPTION OF THE INTEREST AND CONVEYANCE OF THE IMPROVEMENTS.

               a. At the Closing (as defined below) and subject to the terms and conditions set forth below, Steinway, in complete redemption for the Interest, will transfer the Interest to the Partnership, in exchange for which the Partnership will convey fee title to the Improvements to Steinway pursuant to the Deed (as defined below), reserving unto the Partnership fee title to the Land. Accordingly, from and after the Closing Date (as defined below), and after taking into account such redemption of the Interest and conveyance of the Improvements, Steinway shall no longer possess any interest in the Partnership, and accordingly, the percentage shares of the remaining partners in the Partnership shall be adjusted accordingly. The Partnership shall accept the aforesaid transfer of the Interest at the Closing, subject to the terms and conditions set forth below.

               b. At the Closing, (x) the Partnership shall execute and deliver to Steinway (i) a release of Steinway from any commitments, obligations and liabilities of Steinway to the Partnership under and by virtue of the partnership agreement of the Partnership or Steinway's ownership of the Interest, whether arising on, before or after the Closing Date, which release shall be in the form annexed hereto as EXHIBIT "B-1" (the "Partnership Release"), and (ii) a Form K-1 issued by the Partnership to Steinway showing no income or loss allocable to Steinway by virtue of Steinway's ownership of the Interest prior to the redemption of same in accordance with this Agreement, and
(y) Steinway shall execute and deliver to the Partnership a release of the Partnership from any commitments, obligations and liabilities of the Partnership to Steinway under and by virtue of the partnership agreement of the Partnership or Steinway's ownership of the Interest, whether arising on, before or after the Closing Date, which release shall be in the form annexed hereto as EXHIBIT "B-2" (the "Steinway Release").

               c. At or after the Closing, Jasie, Inc. ("Jasie"), as a general partner of the Partnership, shall be permitted to enter into such amendments to the partnership agreement or any certificate of partnership relating to the partnership, and to any other agreement to which the partnership is a party, as Jasie shall deem necessary or desirable in order to reflect the redemption of the Interest and the identity of the

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remaining partners as a result of such redemption.

          2. EXECUTION OF THE GROUND LEASE AND THE MASTER LEASE. At the Closing and subject to the terms and conditions set forth below, simultaneously with the redemption of the Interest and the conveyance of the Improvements pursuant to the Deed as contemplated by Section 1 hereof:

          a. the Partnership and Steinway will enter into (x) a long term ground lease substantially in the form annexed hereto as EXHIBIT "D" (the "Ground Lease"), pursuant to which the Partnership shall demise the Land to Steinway on the terms and conditions provided therein, (y) an assignment of leases in the form annexed hereto as EXHIBIT "E", pursuant to which the Partnership shall assign to Steinway all right, title and interest of the Partnership in and to any space leases affecting the Land and the Improvements for the term of the Ground Lease (the "Partnership Lease Assignment") and (z) an assignment of management, service and maintenance agreements in the form annexed hereto as EXHIBIT "F", pursuant to which the Partnership shall assign to Steinway all right, title and interest of the Partnership in and to any management, service and/or maintenance agreements affecting the Land and the Improvements for the term of the Ground Lease (the "Partnership Contract Assignment");

          b. the Partnership and Steinway will enter into (x) a master lease substantially in the form annexed hereto as EXHIBIT "G" (the "Master Lease"), pursuant to which Steinway shall sublease the Land (subject to the Ground Lease) and lease the Improvements to the Partnership on the terms and conditions provided therein, (y) an assignment of leases in the form annexed hereto as EXHIBIT "H", pursuant to which Steinway shall assign to the Partnership all right, title and interest of Steinway in and to any space leases affecting the Land and the Improvements for the term of the Master Lease (the "Steinway Lease Assignment"), and (z) an assignment of management, service and maintenance agreements in the form annexed hereto as EXHIBIT "I" pursuant to which Steinway shall assign to the Partnership all right, title and interest of Steinway in and to any management, service and/or maintenance agreements affecting the Land and the Improvements for the term of the Master Lease (the "Partnership Contract Assignment"); and

          c. the Partnership and Steinway will enter into an amendment to the Steinway Space Lease in the form annexed hereto as EXHIBIT "J" (the "Space Lease Amendment"), pursuant to which the term of the Steinway Space Lease shall be extended to December 31, 2008 on the terms and conditions provided therein.

          3. APPORTIONMENTS. There shall be no apportionments performed at the Closing. In addition, except for the conveyance

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of the Improvements to Steinway pursuant to the Deed, (i) Steinway shall not be entitled to any payments or other consideration on account of the cash or other assets of the Partnership as of the Closing Date, and (ii) Steinway shall not be entitled to any payments or other distributions from the Partnership for revenues that the Partnership collects, regardless of whether such revenues derive from any period before, on or after the Closing Date, in either case by virtue of Steinway's purchase or redemption of the Interest, the conveyance of the Improvements or the consummation of the lease transactions described herein. The provisions of this Section 3 shall survive the Closing and/or the termination of this Agreement.

          4. CLOSING. The closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Proskauer Rose LLP, located at 1585 Broadway, New York, New York 10036 at 10:00 A.M. on such date as may be mutually agreed upon by the parties, provided, however, that in no event shall the Closing occur later than March 30, 1999, time being of the essence with respect to such outside date. For purposes of this Agreement, the term "Closing Date" shall mean the date on which the Closing shall actually occur.

          5.  REPRESENTATIONS.

          a. IN GENERAL. Steinway shall accept the Improvements (with respect to the conveyance described above) and the Land (with respect to the Ground Lease) in their "as is" condition on the Closing Date, subject to any and all violations of any applicable laws, rules, orders, ordinances, regulations, statutes, requirements, codes, resolutions and executive orders (including, without limitation, zoning and environmental laws) of all governmental authorities, and of any and all of their departments and bureaus, affecting the Property or the use or occupancy of the Property (collectively, "Legal Requirements"), regardless of whether such violations have been noted or issued. Steinway acknowledges and agrees that, except for the representations, statements or warranties (if any) of the Partnership expressly set forth in this Agreement, Steinway has not relied, and shall not be entitled to rely, on any representations, statements, or warranties, express or implied, which may have been made, or alleged by Steinway to have been made, by or on behalf of the Partnership or any broker, agent, employee or other representative of the Partnership, in respect of the Property, the status of title to the Property, the zoning or other laws, regulations, rules and orders applicable thereto, the nature and extent of any Impositions (as defined in the Ground Lease), or the use that may be made of the Property, including, without limitation, any guarantees, promises, projections, operating expenses, set-ups or other information pertaining to the Property, and any state of facts revealed by any engineering report, environmental report, financial statements, books and records or other information provided by the Partnership or any broker, agent, employee or other representative of the Partnership in connection with Steinway's due diligence investigation of the Property. Additionally, Steinway acknowledges and agrees that the Partnership shall not be liable for any latent or patent defects in the Property.

          b. STEINWAY'S REPRESENTATIONS. Steinway hereby represents and warrants to the Partnership that:

                    i. ORGANIZATION OF STEINWAY. Steinway is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Steinway has full corporate power to execute and deliver, and to perform its obligations under, this Agreement and any agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby and such execution, delivery and performance has been duly authorized by all requisite corporate action by or on behalf of Steinway.

                    ii. TITLE; CONSENTS. On the Closing Date, Steinway shall own the Interest free and clear of any and all liens, claims, equities, encumbrances, security interests, limitations and restrictions of any nature whatsoever created by Steinway (collectively, "Liens"), and has obtained all necessary consents to enter into, and be bound by, this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby. Steinway has the full right, power and authority to enter into, and be bound by, this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby.

                   iii. ENFORCEABILITY. This Agreement has been, and at the Closing each of this Agreement and any other agreement, instrument, certificate or other document contemplated hereby will be, duly executed and delivered by Steinway and either constitutes or will constitute, as the case may be, the legal, valid and binding obligation of Steinway, enforceable in accordance with the terms hereof or thereof, as the case may be, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws or by other laws affecting creditors' rights generally.

                    iv. NO CONFLICTS. The execution, delivery and performance of Steinway's obligations under this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby: (1) do not, and will not at the Closing, violate or conflict with the Certificate of Incorporation, bylaws or other governing documents of Steinway; and (2) do not, and will not at the Closing (with or without the giving of notice, the passage of time, or both): (a) conflict with, result in the breach of, constitute a default under, require any consent, approval or waiver which has not been (or will not at Closing be) received under, or give rise to a right to accelerate any obligation under, or give rise to a right of termination under, any agreement or instrument to which Steinway is a party, by which it is bound or to which any of its assets or properties is subject; or (b) conflict with, violate or require any consent, approval, waiver, order, authorization, registration, declaration or filing pursuant to any law, ordinance, injunction, judgment, order, decree, permit, concession, grant, franchise, license, or other provision of law or any other governmental requirement or authorization applicable to Steinway.

               c. BY THE PARTNERSHIP. The Partnership hereby represents and warrants to Steinway that:

                    i. ORGANIZATION OF THE PARTNERSHIP. The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of New York. The Partnership has full partnership power to execute and deliver, and to perform its obligations under, this Agreement and any agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby and such execution, delivery and performance has been duly authorized by all requisite partnership action by or on behalf of the Partnership.

                    ii. CONSENTS. The Partnership has obtained all necessary consents to enter into, and be bound by, this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby. The Partnership has the full right, power and authority to enter into, and be bound by, this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby.

                   iii. ENFORCEABILITY. This Agreement has been, and at the Closing each of this Agreement and any other agreement, instrument, certificate or other document contemplated hereby will be, duly executed and delivered by the Partnership and either constitutes or will constitute, as the case may be, the legal, valid and binding obligation of the Partnership, enforceable in accordance with the terms hereof or thereof, as the case may be, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws or by other laws affecting creditors' rights generally.

                    iv. NO CONFLICTS. The execution, delivery and performance of the Partnership's obligations under this Agreement and any other agreement, instrument, certificate or other document necessary to effectuate the transactions contemplated hereby: (1) do not, and will not at the Closing, violate or conflict with the Business Certificate for Partners, partnership agreement or other governing documents of the Partnership; and (2) do not, and will not at the Closing (with or without the giving of notice, the passage of time, or both): (a) conflict with, result in the breach of, constitute a default under, require any consent, approval or waiver which has not been (or will not at Closing be) received under, or give rise to a right to accelerate any obligation under, or give rise to a right of termination under, any agreement or instrument to which the Partnership is a party, by which it is bound or to which any of its assets or properties is subject; (b) conflict with, violate or require any consent, approval, waiver, order, authorization, registration, declaration or filing pursuant to any law, ordinance, injunction, judgment, order, decree, permit, concession, grant, franchise, license, or other provision of law or any other governmental requirement or authorization applicable to the Partnership; or (c) result in any Lien on the Property.

          6.   CONDITION PRECEDENT.

               a. The duties and obligations of the parties hereunder are subject to the simultaneous consummation of the closing contemplated by the Purchase Agreement.

               b. The duties and obligations of the Partnership hereunder are subject to the Partnership obtaining, on or before the Closing Date, a commitment for fee mortgage financing encumbering the Partnership's interest in the Land, which commitment shall be satisfactory to the Partnership in its sole discretion.

          7.   DOCUMENTS TO BE DELIVERED AT CLOSING.

               a. BY THE PARTNERSHIP. At the Closing, the Partnership shall execute and deliver, or cause to be executed and delivered on its behalf, to
Steinway:

                    i. an assignment and assumption in the form annexed as EXHIBIT "K" hereto, pursuant to which Steinway conveys to the Partnership all of Steinway's right, title and interest in and to the Interest and the Partnership assumes all obligations with respect thereto from and after the Closing (the "Steinway Interest Assignment");

                    ii. a bargain and sale deed without covenants for the Improvements in the form of EXHIBIT "L" attached hereto and made a part hereof (the "Deed"), pursuant to which the Partnership shall convey fee title to the Improvements to Steinway, free and clear of any and all Liens other than (w) the Ground Lease and the Master Lease, (x) any and all space leases, tenancies, concessions, licenses and occupancies affecting the Property in effect on the date hereof and entered into by the Partnership from and after the date hereof in the ordinary course of the Partnership's business (collectively, the "Leases"), (y) the matters described on EXHIBIT "M" annexed hereto, and (z) any other exceptions to title which are not listed in the title report issued by First American Title Insurance Company of New York under Title No. 135NYNY28589, as last amended on March 18, 1999, which arise prior to the Closing and which are accepted by Steinway (as hereinafter defined) (the "Permitted Encumbrances");

                    iii. the Ground Lease;

                    iv. a recordable memorandum of ground lease in the form of EXHIBIT "N" attached hereto and made a part hereof (the "Ground Lease Memo");

                    v.   the Partnership Lease Assignment;

                    vi.  the Partnership Contract Assignment;

                    vii. the Master Lease;

                    viii. a recordable memorandum of master lease in the form of EXHIBIT "O" attached hereto and made a part hereof (the "Master Lease Memo");

                    ix.  the Space Lease Amendment;

                    x.   the Partnership Release;

                    xi. the side letter regarding certain capital expenditure items in the form annexed hereto as EXHIBIT "P" (the "Cap Exp Letter");

                    xii. a "non-foreign person affidavit" that meets the requirements of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended;

                    xiii. a certificate of the Partnership, dated as of the Closing Date, stating that the representations and warranties contained in
Section 5.c. of this Agreement are

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true and correct as of the Closing Date with the same effect as if they were made at the Closing; and

                    xiv. any transfer tax returns, affidavits and other documents required in accordance with Paragraph 31 of the New York State Tax Law, the New York City Real Property Transfer Tax imposed by the Title II of Chapter 46 of the Administrative Code of the City of New York and any other tax payable by reason of conveyance of the Improvements or the execution and delivery of the Ground Lease (hereinafter, collectively, the "Conveyance Tax Returns").

               b.   BY STEINWAY.    At the Closing, Steinway shall execute and
deliver, or cause to be executed and delivered on its behalf, to the
Partnership:

                    i.   the Steinway Interest Assignment;

                    ii.  the Ground Lease;

                    iii. the Ground Lease Memo;

                    iv.  the Master Lease;

                    v.   the Master Lease Memo;

                    vi.  the Steinway Lease Assignment;

                    vii. the Steinway Contract Assignment;

                    viii.     the Space Lease Amendment;

                    ix.  the Steinway Release;

                    x.   the Cap Exp Letter;

                    xi. a certificate of Steinway, dated as of the Closing Date, stating that the representations and warranties contained in Section 5.b. of this Agreement are true and correct as of the Closing Date with the same effect as if they were made at the Closing; and

                    xii. the Conveyance Tax Returns.

               c.   OTHER.    The acceptance of transfer of title to the
Improvements and the execution and delivery of the Ground Lease, the Master Lease and the Space Lease Amendment by Steinway shall be deemed to be full performance and discharge of any and all obligations on the part of the Partnership to be performed pursuant to the provisions of this Agreement, except where such agreements and obligations are specifically stated to survive the Closing.

          8.   DEFAULT; TERMINATION.

               a. STEINWAY'S DEFAULT. If Steinway shall fail or refuse to perform Steinway's obligations in accordance with this Agreement, then the parties hereto agree that the Partnership's sole remedy shall be to cause the Escrow Agent (as defined in the Purchase Agreement) to deliver to Seller and the Partnership the Downpayment (as defined in the Purchase Agreement), together with any interest thereon, in the manner provided in the Escrow Agreement, which may be retained by Seller and the Partnership as liquidated damages, whereupon this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder (other than any such rights or obligations that are expressly stated in this Agreement to survive the termination thereof). The provisions herein contained for liquidated and agreed-upon damages are bona fide provisions for such and are not a penalty, the parties agreeing that by reason of the Partnership binding itself to the conveyance of the Improvements and the consummation of the transactions contemplated by this Agreement and by reason of the withdrawal of the Improvements from sale at a time when other parties would be interested in acquiring same, that the Partnership will have sustained damages if Steinway defaults, which damages will be substantial but will not be capable of determination with mathematical precision, and therefore, as aforesaid, this provision for liquidated and agreed-upon damages has been incorporated in this Agreement as a provision beneficial to both parties. The parties acknowledge and agree that a default by Steinway under the Purchase Agreement shall be deemed to be a default by Steinway hereunder.

               b. THE PARTNERSHIP'S DEFAULT. If the conveyance of the Improvements to Steinway and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall fail to occur due to a default by the Partnership in the performance of the Partnership's obligations hereunder or under the Letter Agreement (as defined in the Purchase Agreement), then Steinway, as Steinway's sole remedy, may either (i) terminate this Agreement in which event (a) the Partnership shall cause Escrow Agent to return the Downpayment, together with interest, if any, which has accrued thereon, to Steinway, (b) the Partnership shall, or shall cause the Class U Partners (as such term is defined in the Letter Agreement) to, reimburse Steinway for all reasonable out-of-pocket costs incurred by Steinway to third parties in connection with the attempted consummation of transactions contemplated in this Agreement and the Purchase Agreement, but in no event in excess of $250,000 (the "Reimbursable Costs"), upon presentation by Steinway of reasonable supporting documents evidencing the incurrence of such Reimbursable Costs (it being understood that such obligation to pay the Reimbursable Costs shall survive the termination of this Agreement), and (c) neither party shall have any further rights or obligations hereunder (other than any such rights or obligations that are expressly stated herein to survive the termination hereof), or (ii) bring an action to seek specific performance of the Partnership's obligations hereunder in which proceeding no monetary claim is made, or monetary judgment or other relief is sought or obtained against the Partnership.

               c. TERMINATION. In the event that Steinway shall terminate this Agreement due to the failure of the condition precedent described in
Section 6.a. above (other any such failure arising from a default by Steinway under the Purchase Agreement) or the Partnership shall terminate this Agreement due to the failure of any condition precedent described in Paragraph 6 above or pursuant to Section 10.b. below, (a) the Partnership shall cause Escrow Agent to return the Downpayment, together with interest, if any, which has accrued thereon, to Steinway, (b) if said termination results from the Partnership's failure to fulfill its obligations under the Letter Agreement, the Partnership shall, or shall cause the Class U Partners to, reimburse Steinway for the Reimbursable Costs, upon presentation by Steinway of reasonable supporting documents evidencing the incurrence of such Reimbursable Costs (it being understood and agreed that this clause (b) does not apply to any failure by the Partnership to obtain a mortgage commitment as described in Section 6.b. above), and (c) neither party shall have any further rights or obligations hereunder (other than any such rights or obligations that are expressly stated herein to survive the termination hereof).

          9.   BROKERS.

               a. Steinway represents and warrants to the Partnership that Steinway dealt with no broker, finder or salesperson in connection with this Agreement, other than Insignia/Edward S. Gordon Co., Inc. (the "Partnership Broker") and Cushman and Wakefield Inc. (the "Steinway Broker", and together with the Partnership Broker, the "Broker"). Steinway shall indemnify the Partnership, and hold the Partnership harmless, from and against, any and all losses, damages, liabilities, costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Partnership to the extent arising out of a claim for commission or other compensation made by a broker, finder or salesperson with whom Steinway dealt in connection herewith, including, without limitation, the Steinway Broker, but excluding the

Partnership Broker (other than any claim by the Partnership Broker Relating to Steinway's failure to pay the $250,000 described in Section 9.c. below).

               b. The Partnership represents and warrants to Steinway that the Partnership dealt with no broker, finder or salesperson in connection with this Agreement other than Broker. The Partnership shall indemnify Steinway, and hold Steinway harmless, from and against, any and all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Steinway to the extent arising out of a claim for commission or other compensation made by a broker, finder or salesperson with whom the Partnership dealt in connection herewith, including, without limitation, the Partnership Broker (other than any claim by the Partnership Broker relating to Steinway's failure to pay the $250,000 described in Section 9.c. below), but excluding the Steinway Broker.

               c. Steinway shall pay (i) any commission due to the Steinway Broker pursuant to a separate written agreement between Steinway and the Steinway Broker, and (ii) Two Hundred Fifty Thousand ($250,000) Dollars towards the commission due to the Partnership Broker. The Partnership shall pay any commission due to the Partnership Broker in excess of the Two Hundred Fifty Thousand ($250,000) Dollars paid by Steinway as provided above pursuant to a separate written agreement between the Partnership and the Partnership Broker.

               d. The provisions of this Article 9 shall survive the Closing and/or the termination of this Agreement.

          10.  COVENANTS REGARDING TITLE TO THE PROPERTY.

               a. Except as expressly provided in this Article 10, the Partnership shall have no obligation to remove any exception to title to the Property on or before the Closing Date.

               b. The Partnership hereby covenants and agrees, from and after the date hereof through the Closing Date, not to create any exception to title to the Property other than the Permitted Encumbrances. To the extent that Steinway discovers any title exception (other than those described in the immediately preceding sentence) which arises from or after the date hereof and which Steinway is not willing to take title to the Improvements and the Ground Lease subject to, Steinway shall promptly notify the Partnership in writing, and the Partnership may, at its election (i) cause such title exception to be removed as an exception on Steinway's title insurance policy (or cause Steinway to be insured against the collection of same from the

Property) on or prior to the Closing, at the Partnership's sole cost and expense, or (ii) terminate this Agreement, in which event the provisions of
Section 8.c. shall be applicable.

          11.  CONDEMNATION AND DESTRUCTION.

               a. If, prior to the Closing Date, all or a "significant portion" of the Property is taken by eminent domain (or is the subject of a pending taking which has not been consummated), the Partnership shall notify Steinway of such fact and either party shall have the option to terminate this Agreement upon notice to the other party given not later ten (10) business days after the date of the Partnership's notice. If this Agreement is terminated as aforesaid, neither party shall have any further rights or obligations hereunder (other than any such rights or obligations that are expressly stated in this Agreement to survive the termination thereof).

               b. If neither party elects to terminate this Agreement as provided in Section 11.a. above, or, if neither party is entitled to terminate this Agreement pursuant to said Section 11.a., the transactions contemplated hereby shall be consummated with no abatement of any rents payable pursuant to the Ground Lease, and at the Closing (i) the Partnership shall assign and turn over to Steinway, and Steinway shall be entitled to receive and keep, all of the Partnership's interest in and to any and all awards for such taking by eminent domain which relate to the Improvements, reserving unto the Partnership any and all awards for such taking by eminent domain which relate to the Land, and (ii) the fixed rent payable by the Partnership under the Master Lease shall be equitably adjusted to reflect the diminution in the value of the Improvements.

               c. For purposes of this Agreement, a "significant portion" of the Property shall be deemed to have been taken if, after giving effect to such taking, the rentable square footage of the Property shall be reduced by more than ten (10%) percent.

               d. If, prior to the Closing Date, the Improvements, or any part thereof, is destroyed by fire or other casualty, the Partnership shall promptly notify Steinway of such fact. Notwithstanding the foregoing, Steinway shall accept the Property in its then "as is" condition with no abatement of any rents payable pursuant to the Ground Lease or the Master Lease and with no assignment by the Partnership to Steinway of any insurance proceeds payable in connection with such fire or other casualty, provided, however, that subsequent to the Closing, the Partnership shall promptly comply with its repair and/or restoration obligations pursuant to the Master Lease.

          12.  CONVEYANCE TAXES; OTHER CLOSING COSTS.

               a. Steinway shall be solely responsible for, and shall pay in full at the Closing, the New York State Real Property Transfer Tax imposed by Paragraph 31 of the New York State Tax Law, the New York City Real Property Transfer Tax imposed by Title II of Chapter 46 of the Administrative Code of the City of New York and any other tax payable by reason of the conveyance of the Improvements to Steinway, and the Partnership shall pay any such tax payable by reason of the execution and delivery of the Ground Lease.

               b. Steinway shall be solely responsible for the cost of any due diligence performed by Steinway in connection with the consummation of the transactions contemplated hereby, including, without limitation, any survey and any engineering or environmental report, any recording charges related to the Deed or the Ground Lease Memo, any title insurance premiums or other charges, the fees and expenses of its legal counsel and other advisors and the commission payable to Broker as provided in Paragraph 9.

               c. The Partnership shall be solely responsible for any recording charges relating to the Master Lease Memo and the fees and expenses of its legal counsel and other advisors (other than Broker to the extent provided in Paragraph 9).

          13.  CONFIDENTIALITY.

               a. Steinway agrees that it shall treat any information it has obtained or may obtain (whether orally, in writing or in any other form) from or on behalf of the Partnership concerning the Property (such information, as well as any documents, memoranda, notes and other writings, and any computer data prepared by Steinway or its agents or representatives based in whole or in part on such information, is hereinafter referred to as the "Confidential Information") in accordance with the provisions hereof.

               b. The Confidential Information shall not be used or duplicated by Steinway for any purpose other than evaluating the Property. Steinway shall keep the Confidential Information strictly confidential and shall not disclose the Confidential Information to any person; provided, however, the Confidential Information may be disclosed to (i) Steinway's attorneys, accountants, potential lenders and other advisors (collectively, "Consultants"), (ii) the directors, officers, partners and employees of Steinway or any Consultant (all of whom are collectively referred to as "Related Parties" and individually as a "Related Party") who, in Steinway's reasonable judgment, need to know such information in connection with Steinway's efforts to evaluate the Property, and (iii) any other person to which disclosure shall be necessary to effect compliance with any law, rule, regulation or order applicable to Steinway, provided that in the case of disclosure described in clause (iii), Steinway shall take all reasonable steps to protect Confidential Information from further disclosure. Steinway shall inform the Consultants and the Related Parties of the confidential nature of such information, shall direct the Consultants and the Related Parties to keep all such information in the strictest confidence and to use such information only for the purpose of evaluating the Property. Any disclosures made by the Consultants or the Related Parties that are prohibited by this Agreement shall be deemed made by, and be the responsibility of, Steinway.

               c. The Partnership and Steinway shall each keep the financial terms of the transactions contemplated by this Agreement and the Purchase Agreement strictly confidential (the "Financial Terms"), and shall not disclose the Financial Terms to any person; provided, however, the Financial Terms may be disclosed to (i) either party's Consultants, (ii) the Related Parties of the Partnership and Steinway, and (iii) any other person to which disclosure shall be necessary (after in each case written notice to the other party) to effect compliance with any law, rule, regulation or order applicable to such disclosing party; and, provided further, however, that provisions of this Section 13.c. shall not apply from and after the date upon which Steinway discloses the Financial Terms to the Securities Exchange Commission or any similar body as required by applicable reporting obligation.

               d. In the event that this Agreement shall be terminated as provided herein, at the request of the Partnership, Steinway shall promptly deliver to the Partnership all written Confidential Information and will not retain any copies, extracts or other reproductions in whole or in part of such material.

               e. Each party acknowledges that the other party will incur irreparable damage if any of the provisions of this Paragraph 13 should be breached. Accordingly, if either party or any of its agents or representatives breaches or threatens to breach any of the provisions of this Paragraph 13, the other party shall be entitled, without prejudice to the rights and remedies otherwise available to it, to an injunction (without any bond or other security being required therefor) restraining any breach of the provisions of this Paragraph 13 by the other party or its agents or representatives.

               f. Each party hereby indemnifies, defends and holds the other party harmless from and against any and all losses, damages, claims, liabilities, costs and expenses (including attorneys' fees and disbursements) suffered or incurred by such other party, which arise, in whole or in part, out of or in connection with the breach of this Paragraph 13 by the indemnifying party or its Consultants or any Related Party, irrespective of whether or not authorized by such indemnifying party.

               g. The terms of this Paragraph 13 shall survive the termination of this Agreement.

          14.  MISCELLANEOUS.

               a. FURTHER ASSURANCES. Each of the parties shall cooperate and take such actions, and execute such other documents as the other parties or any one of them may reasonably request in order to carry out the transactions contemplated by this Agreement.

               b. NO PARTNERSHIP, ETC. The execution of this Agreement is not intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between the parties to this Agreement or their respective affiliates.

               c. NOTICE. All notices, demands, requests, consents, approvals, reports or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given: (i) when delivered by hand (including, without limitation, delivery by any private or public courier service); (ii) when delivered by first class, certified mail, return receipt requested, postage prepaid (or when delivery is attempted if such delivery is refused by recipient); or (iii) when sent by tested telex, telecopier or other facsimile reproduction equipment, to the following addresses (or such other address as the recipient party may hereafter specify in the same manner):

               If to Steinway, to it at:

                    Steinway Musical Instruments, Inc.
                    800 South Street, Suite 425
                    Waltham, Massachusetts 02453-1472
                    Attention: Dennis M. Hanson, Esq.
                    Fax: (781) 894-9803

               with a copy to:

                    Milbank, Tweed, Hadley & McCloy LLP

                    One Chase Manhattan Plaza
                    New York, New York 10005
                    Attention: Barbara J. Briggs, Esq.
                    Fax: (212) 530-5219

               If to the Partnership, to it at:

                    c/o Wexford Management LLC
                    411 West Putnam Avenue
                    Greenwich, Connecticut 06830
                    Attention: Joseph M. Jacobs
                    Fax: (203) 862-7320

               with a copy to:

                    Proskauer Rose LLP
                    1585 Broadway
                    New York, New York 10036
                    Attention: Wendy J. Schriber, Esq.
                    Fax: (212) 969-2900

               d. ENTIRE AGREEMENT. This Agreement and the Exhibits annexed hereto contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and all prior negotiations, proposals and agreements (whether written or oral) between them (or their respective affiliates) relating to the subject matter hereof have been superseded and are merged in this Agreement.

               e. ASSIGNMENT. This Agreement is binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, Buyer shall not assign its rights under this Agreement without (x) obtaining the Partnership's prior written consent thereto, which consent may be granted or denied by the Partnership in the Partnership's sole and absolute discretion, (y) obtaining Seller's prior written consent to the simultaneous assignment of the Purchase Agreement as provided therein, and (z) assigning the Purchase Agreement to the same assignee simultaneously with the assignment of this Agreement; provided, however, that Steinway may simultaneously assign this Agreement and the Purchase Agreement to an affiliate of Steinway on prior written notice to, but without the consent of, Seller and the Partnership. Notwithstanding the foregoing, with respect to any assignment of this Agreement permitted hereunder, no such assignment shall relieve Steinway of its obligations hereunder and, subsequent to any such assignment, Steinway's liability hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any assignee hereunder from any liability, to all of which Steinway hereby consents in advance.

               f. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, such term, provision, covenant or restriction shall be void or unenforceable only to the extent specifically set forth in any such holding, and the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. In the event that any such term, provision, covenant or restriction is so held to be invalid, void or unenforceable, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

               g. WAIVERS, ETC. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right of power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

               h. GOVERNING LAW. This Agreement shall be construed and interpreted according to the laws of the State of New York, without reference to such state's principles governing conflicts of laws.

               i. HEADINGS. The headings used herein are for convenience of reference only, are not part of this Agreement and are not intended to affect the construction, or to be taken into account in the interpretation, of this Agreement.

               j. COUNTERPARTS; EFFECT. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were all upon the same instrument.

                                    [END OF TEXT]

                                   [EXECUTION PAGE]

          IN WITNESS WHEREOF, the parties hereto have executed, or caused this Agreement to be executed on their behalf, on the day first above written.


                                   THE PARTNERSHIP:

                                   111 WEST 57TH STREET ASSOCIATES, L.P.
                                   By:  JASIE, INC., General Partner


                                   By:    /s/ Joseph M. Jacobs
                                        -------------------------
                                        Name:   Joseph M. Jacobs
                                        Title:  President


                                   STEINWAY:

                                   STEINWAY, INC.


                                   By:   /s/ Dennis M. Hanson
                                        -------------------------
                                        Name:   Dennis M. Hanson
                                        Title:  V.P. and C.F.O.